Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-171934) pertaining to the Limoneira Company 2010 Omnibus Incentive Plan, and
(2)Registration Statement (Form S-3 No. 333-239061);

of our report dated January 14, 2019, with respect to the 2018 consolidated financial statements of Limoneira Company included in this Annual Report (Form 10-K) of Limoneira Company for the year ended October 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California
January 14, 2021